                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant / /

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       GENERAL NUTRITION COMPANIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to  which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

[GNC Live Well Logo]

                       GENERAL NUTRITION COMPANIES, INC.
                                300 SIXTH AVENUE
                         PITTSBURGH, PENNSYLVANIA 15222

TO OUR STOCKHOLDERS:

     We are pleased to invite you to attend the General Nutrition Companies, Inc. 1998 Annual Meeting of Stockholders, which will be held on Thursday, June 25, 1998, in the Urban Room at the Westin William Penn Hotel, 530 William Penn Place, Pittsburgh, PA 15219. The meeting will begin at 10:00 a.m. local time.

     The matters to be acted on at the meeting are described in detail in the attached notice of meeting and proxy statement. The meeting will also provide an opportunity to review with you the business and affairs of the Company and its consolidated subsidiaries and give you an opportunity to meet your directors.

     Please complete and sign the enclosed proxy card and return it promptly in the accompanying envelope. This will ensure that your shares are represented at the meeting.

     Please read the proxy materials carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matters presented.

     I look forward to seeing you at the meeting.

                                          Very truly yours,

                                          /s/ WILLIAM E. WATTS

                                          WILLIAM E. WATTS
                                          President and
                                          Chief Executive Officer
Pittsburgh, Pennsylvania
May 20, 1998

[GNC LOGO]

                       GENERAL NUTRITION COMPANIES, INC.
                                300 SIXTH AVENUE
                         PITTSBURGH, PENNSYLVANIA 15222

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 25, 1998

TO ALL STOCKHOLDERS:

     Notice is hereby given that the Annual Meeting of Stockholders of General Nutrition Companies, Inc., a Delaware corporation, will be held on Thursday, June 25, 1998, at 10:00 a.m. Eastern Daylight Time, in the Urban Room at the Westin William Penn Hotel, 530 William Penn Place, Pittsburgh, PA 15219.

     Pursuant to the By-Laws, the Board of Directors fixed the close of business on May 6, 1998 as the record date for determination of stockholders of the Company entitled to receive notice of and to vote at the Annual Meeting. The following items, described in the attached proxy statement, will be on the agenda:

     1. Election of two Class I directors to the Board of Directors for a three-year term expiring in 2001;

     2. To consider and vote upon a proposal to approve the Company's 1998 Management and Director Stock Option Plan;

     3. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year; and

     4. Transaction of such other business as may properly come before the meeting or any adjournment thereof.

     So far as management is aware, no business will properly come before the Annual Meeting other than the matters described above.

                                          By Order of the Board of Directors,

                                          /s/ JAMES M. SANDER
                                          JAMES M. SANDER
                                          Vice President -- Law,
                                          Chief Legal Officer and Secretary

Pittsburgh, Pennsylvania
May 20, 1998

PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD APPOINTING ROBERT V. DUNN, EDWIN J. KOZLOWSKI AND LOUIS MANCINI AS YOUR PROXIES, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                       GENERAL NUTRITION COMPANIES, INC.
                                300 SIXTH AVENUE
                         PITTSBURGH, PENNSYLVANIA 15222

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 25, 1998

     The following statement is made in connection with solicitation of the enclosed proxy by the Board of Directors of General Nutrition Companies, Inc. (the "Company" or "GNCI") for use at the Annual Meeting of Stockholders. The approximate mailing date of this proxy material is May 20, 1998.

                    OUTSTANDING SECURITIES AND VOTING RIGHTS

     Only holders of the Company's outstanding Common Stock (the "Common Stock") have voting rights in connection with the proposals discussed herein. The close of business on May 6, 1998 has been fixed by the Board of Directors as the record date for the determination of stockholders of the Company entitled to receive notice of and to vote at the Annual Meeting. On May 6, 1998, there were 81,288,389 shares of Common Stock outstanding and entitled to vote. Each share entitles the holder to one vote on each matter presented for stockholder approval.

     Shares represented by a properly executed proxy in the accompanying form will be voted at the meeting as specified in the proxy. If signed proxies are returned without specification, such proxies will be voted according to the recommendations of the Board of Directors. Those recommendations are described later in this statement.

     You may revoke your proxy at any time before its exercise by sending written notice of revocation to the Secretary of the Company, or by signing and delivering a proxy which is dated later, or, by attending the meeting and voting in person.

     At the date of this statement, the only matters that management intends to present at the meeting are (1) the election of two Class I directors for a three-year term expiring in 2001, (2) to consider and vote upon a proposal to approve the Company's 1998 Management and Director Stock Option Plan, and (3) the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year.

     If any other matters are properly brought before the meeting, the enclosed proxy permits the stockholder to give discretionary authority to the persons named in such proxy to vote the shares in their best judgment.

     Under Delaware law and the Company's Restated Certificate of Incorporation, if a quorum is present at the meeting (i) the two nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting by the shares present in person or by proxy and entitled to vote shall be elected directors and (ii) proposals 2 and 3 must be approved by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the matter. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the proposals since it is one less vote in favor. Broker non-votes will have no impact on such matter since they are not considered "shares present" for voting purposes.

                                PROPOSAL NO. 1:

                             ELECTION OF DIRECTORS

     The Board of Directors currently consists of six people, two of whom are members of management and four of whom are non-management directors. In accordance with the Company's Restated Certificate of Incorporation, directors are divided into three classes, each of which is composed as nearly as possible of one-third of the directors. The terms of the Class III and Class II directors and the term of the two Class I directors elected in 1998 will expire respectively, on the date of the 1999, 2000, and 2001 Annual Meetings of Stockholders, or until a successor has been elected and qualified. The nominees for director are currently Board members. The names of the nominees for the Board of Directors, as recommended by the Board of Directors, and the names of directors whose terms will continue after the 1998 Annual Meeting, are listed below. Shares represented by a properly executed proxy in the accompanying form will be voted for such nominees unless authority is withheld. However, discretionary authority is reserved to vote such shares in the best judgment of the people named in the proxy in the event that any person or persons other than the nominees listed below are to be voted on at the meeting due to the unavailability of any nominees so listed. The nominees are not related to any other director or Executive Officer of the Company or its subsidiaries.

                         NOMINEES FOR CLASS I DIRECTORS

                      TERM EXPIRING AT 2001 ANNUAL MEETING

DAVID LUCAS, 50, Director

     Mr. Lucas has served as a director of the Company and General Nutrition, Incorporated ("GNI") since July 1996. Mr. Lucas received a B.S. in Industrial Management at Purdue University in 1969. He also received an MBA in Marketing from Harvard Business School in 1971. From 1983 to 1984 he was employed as President of Margos, in Dallas, TX. Mr. Lucas has been employed by Bonita Bay Properties, Inc. since 1984 and currently holds a position as Chairman.

W. HARRISON WELLFORD, 58, Director

     Mr. Wellford has served as a director of the Company and GNI since January 1994. Since November 1991, Mr. Wellford has been a partner in the Washington D.C. office of the law firm of Latham & Watkins where he is the firm's International Chairman. He is a Vice Chairman and a member of the Executive Committee of Sithe Energies (one of the world's leading independent power companies), and is a Founder of the National Independent Energy Producers. He is a director and treasurer of the Friends of Art and Preservation in Embassies, and a director of APBI Interactive Systems. Mr. Wellford was a partner at the law firm of Olwine, Chase, O'Donnell & Weyher from 1989 through 1991; and prior to that time period, he was a partner at the law firm of Wellford, Wegman and Hoff from 1981 through 1988. In addition, Mr. Wellford was Executive Director of the President's Reorganization Project and Executive Associate Director of the Office of Management and Budget in the Executive Office of the President from 1977 to 1981. Mr. Wellford also served as a White House transition advisor to Presidents-elect Carter (1976) and Clinton (1992) and Executive Branch transition director in the Carter -- Reagan Presidential transition (1980-1981).

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ABOVE DIRECTOR NOMINEES.

                              CONTINUING DIRECTORS

                              CLASS III DIRECTORS

                      TERM EXPIRING AT 1999 ANNUAL MEETING

JERRY D. HORN, 60, Chairman of the Board and Director

     Mr. Jerry Horn has served as Chairman of the Board of GNCI and General Nutrition Corporation ("GNC") since October 1991 and as Chairman of the Board of GNI since November 1985. Mr. Horn served as Chief Executive Officer of GNI from May 1985 to December 1990 and also served as President of GNI from May 1985 to September 1988. Mr. Horn is also a director of CT Farm & Country, Inc., Cinnabon Inc., Universal Hospital Services Inc. and Chevys Inc. From April 1983, Mr. Horn was President and from April 1994 to May 1995, he was Chief Executive Officer of Thousand Trails, Inc. From September 1979 to April 1983, he was President and Chief Executive Officer of Recreational Equipment, Inc.

THOMAS R. SHEPHERD, 68, Director

     Mr. Shepherd has served as a director of the Company since October 1991, and as a director of GNI since October 1989. He has been engaged as a consultant to Thomas H. Lee Company since 1986 and is currently a Managing Director. He is also a director of Duro-Test Corporation, Health o meter Products, Inc., Anchor Advanced Products, Inc., Sneaker Stadium, Inc., Computer Assisted Marketing, Inc., and PNC New England. He is Executive Vice President of Thomas H. Lee Advisors I and T.H. Lee Mezzanine II. Previously Mr. Shepherd was Chairman of Amerace Corporation from 1986 to 1988. He was Executive Vice President of GTE (Sylvania) Lighting Products Group from 1983 to 1986, President of North American Phillips Commercial Electronics Corporation from 1981 to 1983 and Senior Vice President and General Manager of GTE (Sylvania) Entertainment Products Group from 1979 to 1981.

                               CLASS II DIRECTORS

                      TERM EXPIRING AT 2000 ANNUAL MEETING

WILLIAM E. WATTS, 45, President, Chief Executive Officer and Director

     Mr. Watts has served as a director of GNCI since October 1991 and as a director of GNI since January 1986. Mr. Watts has served as President and Chief Executive Officer of GNCI since October 1991, as President of GNI since September 1988 and as Chief Executive Officer of GNI since December 1990. He served as Senior Vice President of GNI from January 1988 to September 1988 and previously has served as Senior Vice President -- Retailing of GNI between August 1985 and January 1988. Mr. Watts was Vice President -- Retail Operations of GNC from February 1984 to August 1985 and prior thereto served as Director of Retail Operations. Mr. Watts is also a director of C T Farm & Country, Inc.

RONALD L. ROSSETTI, 54, Director

     Mr. Rossetti has served as a director of the Company and of GNI since September 1994. He is currently President of Riverside Capital Partners, Inc., a director of Tier Corporation, Inc., a director of City Sports, Inc., and a director of the Hamilton Companies, Inc. From 1976 through September 1994, Mr. Rossetti was President, Chief Executive Officer and a director of Nature Food Centres, Inc., which was acquired by the Company in 1994.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

     During 1997, there were 5 meetings of the Board of Directors of the Company. All of the Directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by committees of the Board of Directors on which they served. Each non-employee Director receives compensation in the amount of $5,000 for each fiscal quarter and $500 per meeting for attending meetings of the Board of Directors of the Company.

                                   COMMITTEES

     The Board of Directors has established standing Audit and Compensation Committees. The membership of each committee is usually determined at the organizational meeting of the Board. The Board of Directors does not have a nominating committee.

AUDIT COMMITTEE

     Messrs. Lucas, Rossetti, Shepherd and Wellford serve as the Audit Committee of the Board of Directors. The Audit Committee's functions include (i) reviewing the Company's external and internal audit programs and the adequacy of the internal accounting and financial controls, (ii) reviewing with the independent auditors their report on the Company's financial statements, (iii) reviewing the professional services proposed to be provided by the independent auditors to consider the possible effect of such services on their independence, and (iv) such other related services as the Board from time to time may request. The Audit Committee met 3 times during the fiscal year ended January 31, 1998.

COMPENSATION COMMITTEE

     Messrs. Lucas and Shepherd serve as the Compensation Committee of the Board of Directors. The Compensation Committee's functions include administering the Company's Executive Retirement Arrangement and Deferred Compensation Plan, approving the compensation of key employees of the Company, and administering the Company's Stock Option Plans. The Compensation Committee met 2 times during the fiscal year ended January 31, 1998.

                      STOCK OWNERSHIP AND TRADING REPORTS

     Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires the Company's officers and persons who own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission reports concerning their ownership of the Company's Common Stock and changes in such ownership. Copies of such reports are required to be furnished to the Company. To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company during or with respect to the Company's most recent fiscal year, all Section 16(a) filing requirements applicable to persons who were, during the most recent fiscal year, officers or directors of the Company or greater than 10% beneficial owners of its Common Stock were complied with, except that through inadvertance one report involving one transaction concerning an employee benefit plan was not reported on a timely basis by each of the following persons: W. Watts, J. Horn, T. Shepherd, D. Lucas, R. Rossetti, W. Wellford, E. Kozlowski, L. Mancini, G. Horn, J. Sander, C. Larrimer, and J. Fox.

             OWNERSHIP OF STOCK BY DIRECTOR, NOMINEES FOR DIRECTOR,
                EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

     The following tables sets forth information with respect to the beneficial ownership of shares of Common Stock of the Company as of March 31, 1998, by all stockholders of the Company known to be beneficial owners of more than 5% of such Common Stock, by each director and nominee, by each executive officer named in the Summary Compensation Table below and by all directors and executive officers as a group, as determined in accordance with Rule 13d-3(d) under the Exchange Act:

                                                 NUMBER OF SHARES      PERCENTAGE OF VOTING
                                                 OF COMMON STOCK*       STOCK OUTSTANDING*
                                                 ----------------       ------------------
Forstmann-Leff Associates, Inc.                     4,167,300(a)           5.1%
  55 East 52nd Street
  New York, NY 10055
Pilgrim Baxter & Associates, Ltd.                   5,189,470(b)           6.35
  825 Duportail Road
  Wayne, PA 19087
T. Rowe Price Associates, Inc.                      4,335,900(c)           5.3
  100 East Pratt Street
  Baltimore, MD 21202
David Lucas                                            72,087(d)            *
Ronald L. Rossetti                                     36,887(e)            *
Thomas R. Shepherd                                    103,337(f)            *
W. Harrison Wellford                                   64,887(g)            *
Jerry D. Horn                                          99,142(h)            *
William E. Watts                                    1,244,740(i)           1.49
Louis Mancini                                          81,611(j)            *
Edwin J. Kozlowski                                    221,037(k)            *
Gregory T. Horn                                       174,925(l)            *
All Directors and Executive officers                2,516,503(m)           3.05
  of the Company as a group (16 persons)

---------

  * Represents less than 1%.

(a) Based on information provided in a Schedule 13G filed with the Securities and Exchange Commission ("SEC") on February 11, 1998. Includes 1,266,750 shares beneficially owned by FLA Asset Management, Inc.; 3,700 shares beneficially by Forstmann-Leff Associates L.P.; and 612,175 shares beneficially owned by FLA Advisers L.L.C. Forstmann-Leff Associates, Inc. has sole dispositive power with respect to 2,288,375 shares and shared dispositive power with respect to 1,878,925 shares.

(b) Based on information provided in a Schedule 13G filed with the SEC on February 17, 1998. Includes 4,529,200 shares beneficially owned by PBHJ Growth Fund. Pilgrim Baxter and Associates Ltd. has sole dispositive power with respect to 5,189,470 shares.

(c) Based on information provided in a Schedule 13G filed with the SEC on February 12, 1998.

(d) Includes 8,321 shares of Common Stock which may be deemed to be beneficially owned by Mr. Lucas through his wife who is a partner in Harbour Investments Ltd. Mr. Lucas disclaims beneficial ownership of such shares. Excludes 6,650 shares held by 2 trusts for his children. Mr. Lucas disclaims beneficial ownership of such shares. Includes 16,377 option shares which Mr. Lucas has the right to acquire within 60 days.

(e) Includes 26,377 option shares which Mr. Rossetti has the right to acquire within 60 days.

(f) Includes 21,377 option shares which Mr. Shepherd has the right to acquire within 60 days.

(g) Includes 31,377 option shares which Mr. Wellford has the right to acquire within 60 days.

(h) Includes 10,978 option shares which Mr. Jerry Horn has the right to acquire within 60 days.

(i) Includes 1,085,282 option shares which Mr. Watts has the right to acquire within 60 days.

(j) Includes 33,912 option shares which Mr. Mancini has the right to acquire within 60 days.

(k) Includes 146,114 option shares which Mr. Kozlowski has the right to acquire within 60 days.

(l) Includes 138,749 option shares which Mr. Gregory Horn has the right to acquire within 60 days.

(m) Includes 1,749,799 option shares which such Directors and Executive Officers have the right to acquire within 60 days.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") administers the Company's executive compensation program. The Committee is composed exclusively of non-employee directors. In its deliberations, the Committee takes into account the recommendations of appropriate Company officials.

     The goals of the Company's executive compensation program are to:

     1. Pay competitively to attract, retain and motivate a highly competent executive team;

     2. Tie individual total compensation to individual and team performance and the success of the Company; and

     3. Align executives' financial interests with stockholder value.

     The Company's program utilizes a combination of base salary, annual incentive (bonus) awards based on the achievement of performance objectives, a minimum stockholding requirement for members of senior management, and stock options. In 1993 the Internal Revenue Code was amended to limit the deduction a public company is permitted for compensation paid in 1994 and thereafter to the chief executive officer and to the four most highly compensated executive officers, other than the chief executive officer. Generally, amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted. In order to qualify as performance-based compensation under the current tax law, certain requirements must be met, including approval of the performance measures by the stockholders. The Committee intends to consider ways to maximize deductibility of executive compensation, while retaining the discretion the Committee considers appropriate to compensate executive officers at levels commensurate with their responsibilities and achievements.

BASE SALARIES

     Base salaries are targeted to be moderate, yet competitive in relation to salaries commanded by those in similar positions with other companies. In the course of its deliberations the Committee reviews management recommendations for executive officers' salaries, and examines data assembled by the Company from surveys of compensation paid to executives with similar responsibilities in major U.S. retail companies, including specialty retailers. Individual salary determinations are based on experience, levels of responsibility, sustained performance and comparison to peers inside and outside the Company. The base salaries of Messrs. Horn and Watts are specified in employment agreements described below entered into initially in 1989 and amended and restated in 1997. Mr. Watts' employment agreement provides for annual adjustments to a base salary for changes in the cost of living.

ANNUAL INCENTIVE AWARDS

     Annual incentive awards are designed to reward personal contributions to the success of the organization. In conjunction with the approval of the Company's annual operating plan by Mr. Watts, the President and Chief Executive Officer of the Company, performance goals are established for individual officers based on aspects of Company performance related to the particular officers' responsibilities and in some cases, on individual achievements. These goals are reviewed and approved by the Compensation Committee early in each fiscal year. At the end of the year, the Committee evaluates actual performance and awards incentive compensation in the form of cash bonuses (or, in some cases, stock options) based on the achievement of the performance goals. Incentive awards to the President and Chief Executive Officer, the Chairman and the other three most highly compensated executive officers are shown in the "Bonus" column of the Summary Compensation Table, which follows this report.

LONG-TERM INCENTIVE PROGRAMS

     The Company's Long-term Incentive Programs accomplish the third compensation objective: to align the interests of executive officers with stockholder value.

     The Committee has established a minimum stockholding requirement for members of senior management. All officers must own Common Stock of the Company equal to one times their annual salary. If the officer's holdings are less than the minimum requirement then any cash bonuses otherwise paid to him or her shall be paid instead 50% in cash and 50% in Common Stock until they meet the stockholding requirement. This requirement is designed to align the interests of senior management with those of the stockholders.

     The 1996 Management and Director Stock Purchase Plan offers directors and senior management, officers, and other key employees selected by the Committee, the opportunity to purchase Company Stock at a discount and to leverage that purchase with a matching Company loan which is used to purchase additional shares. This plan enables participants to stand alongside shareholders in both risk and reward, and offers participants financial incentives based on long-term stock performance. This means that the Company's Common Stock must perform well for all shareowners in order for the purchase plan to pay off for its participants.

     The Company's compensation objectives are also accomplished through stock options. The number of stock options granted by the Company is determined by the recipients' position, grade level and performance during the previous year, with participants of higher positions and grade levels being eligible to receive more options than those of lower positions and grade levels. The determination as to the size of stock option grants to executive officers, including Mr. Watts, reflect the subjective judgment of the Committee. The participant's right to exercise stock options vest over a period of years and in some instances such vesting is tied to the achievement of specified performance objectives. The number of stock options available for grant under the Company's current stock option plan, the 1996 Management and Director Stock Option Plan, is down to 67,605, as of January 31, 1998. Accordingly, the stockholders are being asked to approve the 1998 Management and Director Stock Option Plan in order to permit the Company to achieve its compensation objectives.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The compensation paid to Mr. Watts as President and Chief Executive Officer for fiscal year ending January 31, 1998 was based on the salary specified in his employment contract described below. Mr. Watts' Employment Agreement with the Company provides for a base salary of $929,700 per year.

     During the fiscal year ended January 31, 1998, Mr. Watts was granted options to purchase pursuant to the 1996 Management and Director Stock Option Plan, an aggregate of 250,000 shares of the Company's Common Stock comprised as follows: 100,000 shares at $22.32 per share; 75,000 at $26.78 per share; and 75,000 at $32.14 per share. Fifty percent of these options vest on a daily basis over a four-year period from the date of grant and the remaining fifty percent vest in twenty five percent increments over a four year period from the date of grant if the market price of the Company's Common Stock appreciates twenty percent per year from the date of grant. In addition, in 1997 Mr. Watts was permitted to purchase pursuant to the 1996 Management and Director Stock Purchase Plan, 44,351 shares of the Company's Common Stock at $15.88 per share which represents an average discount of $3.97 per share from the market price at the time of the award.

     The terms of the Employment Agreement, as well as the options granted under the 1996 Management and Director Stock Option Plan and the right to participate in the 1996 Management and Director Stock Purchase Plan are all reflective of the committee's judgment as to the contribution Mr. Watts has made to the success of the Company.

                                          COMPENSATION COMMITTEE

                                          Thomas R. Shepherd
                                          David Lucas

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table shows the total amount and long-term compensation of the Chief Executive Officer and the other four most highly compensated executive officers of the Company.

                              ANNUAL COMPENSATION

                                                                                LONG TERM
                                                                              COMPENSATION
                                                                                 AWARDS
                                                                                 ------
                                                                OTHER            OPTION         ALL OTHER
NAME AND                                         BONUS          ANNUAL           SHARES       COMPENSATION
PRINCIPAL POSITION          YEAR     SALARY       (1)      COMPENSATION(2)*      GRANTED           (3)
------------------          ----     ------       ---      ----------------      -------           ---
William E. Watts            1997    $957,558    $      0       $349,750          250,000        $397,988
  President & CEO           1996     714,752           0        382,347          500,000         516,341
                            1995     636,637     300,000          6,373           76,000           9,478
Jerry D. Horn               1997     322,405           0         28,151           30,000         178,608
  Chairman                  1996     359,672           0        171,657          100,000          21,386
                            1995     351,358           0          6,373           48,000           9,265
Louis Mancini               1997     249,808     153,000         88,887          160,000         115,422
  of GNC                    1996     246,038      15,000         76,686          265,000          20,348
                            1995     221,231      55,000          6,373          142,000          10,222
Edwin J. Kozlowski          1997     240,000      60,000         46,303          160,000         127,131
  Executive Vice            1996     227,000      28,000        115,636          200,000          19,608
  President                 1995     202,000      50,000          6,373          102,000           9,766
Gregory T. Horn             1997     222,552     105,500         53,803          160,000         106,323
  Chief Marketing           1996     186,301       6,000         96,029          195,000          99,284
  Officer                   1995     104,195      69,358          4,445           52,000          58,150

---------

  * The above-named Executive Officers received other annual compensation in the form of perquisites, the amount of which did not exceed reporting thresholds.

(1) Incentive compensation is based on performance in the year shown but determined and paid the following year. For example, bonuses for 1997 are based on performance in 1997 and are measured and paid in 1998.

(2) For 1997 and 1996, includes amounts attributable as compensation for the discount from the market price on Common Stock purchased under the Company's 1996 Management and Director Stock Purchase Plan by the persons listed in the table, respectively, in the following amounts: Mr. Watts $281,140 and $299,916; Mr. Jerry Horn $21,869 and $165,628; Mr. Mancini $82,580 and
    $73,657; Mr. Kozlowski $39,997 and $109,999; and Mr. Gregory Horn $47,496
    and $90,000. For 1997 and 1996, respectively, also includes for Mr. Watts $62,303 and $76,402 related to personal use of the Company aircraft.

(3) Includes amounts received by the persons listed in this table for (a) "matching contributions" under the Company's Executive Retirement Arrangement for 1997, 1996 and 1995, respectively, in the following amounts:
    Mr. Watts $9,734, $11,683, and $9,070; Mr. Jerry Horn $7,721, $10,034, and
    $7,465; Mr. Mancini $9,734, $11,683, and $9,070; Mr. Kozlowski $9,734,
    $11,683, and $9,070; and Mr. Gregory Horn $4,763, $9,209, and $3,355; and
    (b) the dollar value of life insurance premiums for 1997, 1996 and 1995, respectively, for the benefit of the persons listed in this table paid by the Company in the following amounts: Mr. Watts $696, $408, and $408; Mr. Jerry Horn $2,808, $1,800, and $1,800; Mr. Mancini $1,152, $1,152, and
    $1,152; Mr. Kozlowski $696, $696, and $696; and Mr. Gregory Horn $81, $75,
    and $54. Also includes loan forgiveness in 1997 for the persons listed in this table, on Company loans matching 50% of such executives stock purchases pursuant to the 1996 Management and Director Stock Purchase Plan; with loan forgiveness in the following amounts occurring because the market price of the Company's Common Stock appreciated by at least 25% over the base market price of the stock during such fiscal year: Mr. Watts $387,558; Mr. Jerry Horn $168,079; Mr. Mancini $104,536; Mr. Kozlowski $116,701; and Mr. Gregory Horn $101,479. Under the above Stock Purchase Plan, matching purchase loans were extended to plan participants with interest at 6% per annum and paid quarterly. The largest aggregate amount of indebtedness outstanding during 1997 and the latest outstanding balance, respectively, for each of the following named Executive Officers is as follows: Mr. Watts $929,500, $681,042; Mr. Jerry Horn $331,257, $198,436; Mr. Mancini $250,000, $190,625; Mr. Kozlowski $240,000,
    $183,750; Mr. Gregory Horn $220,000, $170,000; and for each of the following directors: Mr. Lucas $38,500, $27,500; Mr. Rossetti $38,500, $27,500; Mr.
    Shepherd $38,500, $27,500; and Mr. Wellford $38,500, $27,500. For 1996,
    includes for Mr. Watts a one-time payment in the amount of $486,000 made in connection with the 1996 amendment of his Employment Agreement. For 1995, includes for Mr. Gregory Horn $54,741, as reimbursement of certain relocation expenses.

     OPTIONS GRANTS IN 1997

     Information concerning 1997 grants to the President and Chief Executive Officer and the other four most highly compensated executive officers is provided below.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE VALUE AT
                        -----------------------------------------------------------   ASSUMED ANNUAL RATES OF STOCK
                                  % OF TOTAL     EXERCISE      MARKET                    PRICE APPRECIATION FOR
                        OPTIONS    OPTIONS          OR        PRICE AT                       OPTION TERM (2)
                        GRANTED   GRANTED TO    BASE PRICE    DATE OF    EXPIRATION   -----------------------------
NAME                    (#)(1)    EMPLOYEES       ($/SH)       GRANT        DATE      0%      5% ($)      10% ($)
----                    ------    ---------       ------       -----        ----      --      ------      -------
William E. Watts        100,000        16%       $ 22.32       $22.32       5/2/07    $0    $1,403,693   $3,557,233
                         75,000        12          26.78        26.78      6/25/07     0     1,263,135    3,201,032
                         75,000        12          32.14        32.14     11/13/07     0     1,515,950    3,841,716
Jerry D. Horn            30,000         5          22.32        22.32       5/2/07     0       421,108    1,067,170
Louis Mancini            40,000         6          22.32        22.32       5/2/07     0       561,477    1,422,893
                         40,000         6          26.78        26.78      6/25/07     0       673,672    1,707,217
                         40,000         6          32.14        32.14     11/13/07     0       808,507    2,048,915
Edwin J. Kozlowski       40,000         6          22.32        22.32       5/2/07     0       561,477    1,422,893
                         40,000         6          26.78        26.78      6/25/07     0       673,672    1,707,217
                         40,000         6          32.14        32.14     11/13/07     0       808,507    2,048,915
Gregory T. Horn          40,000         6          22.32        22.32       5/2/07     0       561,477    1,422,893
                         40,000         6          26.78        26.78      6/25/07     0       673,672    1,707,217
                         40,000         6          32.14        32.14     11/13/07     0       808,507    2,048,915

---------

(1) Fifty percent of the shares subject to the options granted to the other executive officers and employees vest in equal daily increments over four years, and the remaining fifty percent of such option shares vest upon the achievement of performance objectives based upon appreciation of the market price of the Company's Common Stock over four years. The options have a ten year term; but the options which vest on the basis of performance objectives become fully vested for a 30 day period following the close of the sixth fiscal year after the date of grant, if the performance objectives have not been met.

(2) The dollar amounts under these columns are the results of calculations at assumed rates of appreciation of 5% and 10% by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the Common Stock. No gain to the optionees is possible without an increase in price of the Common Stock, which will benefit all shareholders proportionately.

           AGGREGATED OPTION EXERCISES AND VALUES AT FISCAL YEAR-END

     The following information is furnished for the fiscal year ended January 31, 1998 with respect to the stock options held by the Company's President and Chief Executive Officer and each of the four other most highly compensated executive officers of the Company and its subsidiaries.

                                                                 NUMBER OF               VALUE OF UNEXERCISED
                                                          UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                            SHARES                           JANUARY 30, 1998             JANUARY 30, 1998(1)
                          ACQUIRED ON       VALUE       ---------------------------   ---------------------------
NAME                     EXERCISE (#)    REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     ------------    ------------   -----------   -------------   -----------   -------------
William E. Watts            545,000       $9,798,724     1,211,196       499,184      $29,037,561    $8,136,929
Jerry D. Horn               148,048        2,746,437        39,827        80,871          828,917     1,550,743
Louis Mancini               260,000        3,432,687        67,609       341,109        1,225,070     4,251,776
Edwin J. Kozlowski          124,952        2,232,419       160,756       303,260        3,233,637     3,474,646
Gregory T. Horn              60,000          932,335       139,382       304,818        2,722,465     3,539,689

---------

(1) This amount is the aggregate of the number of options multiplied by the difference between the closing price of the Common Stock on the NASDAQ National Market on February 2, 1998 ($36.625 per share), minus the option exercise price of $1.25 per share for shares granted under the 1989 and 1991 stock option plans, and as applicable, $10.125 or $34.625 for shares granted under the 1992 stock option plan, $10.844 for shares granted under the 1993 stock option plan, $11.875 or $19.375 for shares granted under the 1995 stock option plan and $15.50, $16.875, $18.60, $22.32, $26.78 or $32.14 for
    shares granted under the 1996 stock option plan.

                             EMPLOYMENT AGREEMENTS

     All officers of the Company, GNI and GNC serve at the discretion of the Board of Directors. GNI has entered into employment agreements dated as of March 24, 1989 with each of Messrs. Jerry Horn and Watts. The employment agreements were amended and restated on June 16, 1997 and further amended on January 23, 1998. Mr. Horn's agreement, as amended, provides that he shall serve as the Chairman of the Board of GNI until February 1, 2002 at a base salary of $300,000 for 1998, $250,000 for 1999, $200,000 for 2000, $150,000 for 2001 and $150,000
for 2002. Mr. Watts' agreement, as amended, provides that he shall serve as President and Chief Executive Officer of GNI until February 3, 2001 at a base salary of $929,700 per annum (subject to adjustment for future changes in the cost of living) and as part of his compensation Mr. Watts is entitled to personal use of the Company's airplane for up to 100 hours per year. Under their respective employment agreement, each of Messrs. Horn and Watts is required to maintain the confidentiality of GNI information for two years following the termination of his employment, and is entitled to certain other benefits and reimbursement of expenses and to participate in the Company's stock option plans.

     Under such employment agreements, each of Messrs. Jerry Horn and Watts is entitled to resign in his sole discretion at any time upon one month's written notice, but will be entitled to certain severance benefits only if (i) GNI terminates his employment other than for "cause" prior to the respective dates set forth above, or (ii) there occurs a material diminution in such executive's duties or responsibilities at GNI. In the event of a "change in control" (as defined in the agreement), Mr. Horn is entitled to the payment of $1,000,000 and Mr. Watts is entitled to receive three times his then current base salary.

     Under resolutions adopted by the Board of Directors of the Company and its subsidiaries, all vice presidents and above, including the named Executives Officers, are entitled to receive one times their salary as a bonus in the event of a change in control.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     Messrs. Lucas and Shepherd served as members of the Compensation Committee during fiscal 1998. None of the named individuals were officers or employees of the Company or any of its subsidiaries during fiscal 1998.

                               PERFORMANCE GRAPH

     The graph set forth below compares the change in the Company's cumulative total shareholder return on the Common Stock (as measured by dividing the difference between the Company's share price at the end and the beginning of the period indicated by the share price at the beginning of the period indicated) with the cumulative total return of the NASDAQ Composite Market Index and the Dow Jones World Industry Groups U.S. Specialty Retailers Index for the period commencing with the Company's initial public offering on January 21, 1993. The graph assumes $100 was invested on January 21, 1993 in the Company's Common Stock and in the indexes and also assumes the reinvestment of dividends.

                                                      General                            Dow Jones
                                                     Nutrition                              U.S.
               Measurement Period                    Companies,          NASDAQ          Specialty
             (Fiscal Year Covered)                      Inc.           Composite           Retail
1/21/93                                                 100               100               100
2/5/93                                                  142               100               102
2/4/94                                                  353               111                89
2/5/96                                                  314               110                96
2/3/97                                                  550               153                88
2/1/97                                                  453               197               101
1/31/98                                                 902               231               147

     The Board of Directors and its Compensation Committee recognize that the market price of stock is influenced by many factors, only one of which is Company performance. The stock price performance shown on the graph is not necessarily indicative of future price performance.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 1994 the Company acquired all of the outstanding Common Stock of Nature Food Centres, Inc. ("NFC") for approximately $59.4 million. Ronald L. Rossetti, President and Chief Executive Officer of NFC, received in the transaction approximately $28 million for his NFC Common Stock and $2,323,000 in consideration of the termination of various contractual relationships between Mr. Rossetti and NFC. In addition, the Company entered into a consulting and non-competition agreement with Mr. Rossetti pursuant to which, for a three-year period ending in September 1997, Mr. Rossetti has agreed to serve as a consultant to the Company's subsidiary, NFC, in consideration of a consulting fee of approximately $176,000 per year; and pursuant to which, for a six year period ending in September 2000, Mr. Rossetti has agreed not to compete with the Company in consideration of an aggregate fee of $900,000, payable in seventy-two equal installments of $12,500 per month. In addition, the consulting agreement provides that Mr. Rossetti shall be entitled to serve as a member of the Board of Directors of the Company for three years following the transaction and shall be entitled to participate, as an independent director, in the 1994 Stock Option Plan for Non-Employee Directors established by the Company. Mr. Rossetti became a director of the Company in September 1994 and received an option covering 20,000 shares of the Company's Common Stock pursuant to the 1994 Stock Option Plan for non-employee directors at an exercise price of $11.46875 per share, the market price on the date of grant.

                                 PROPOSAL NO. 2

                           APPROVAL OF THE COMPANY'S
                 1998 MANAGEMENT AND DIRECTOR STOCK OPTION PLAN

     There will be presented at the meeting a proposal to approve the Company's 1998 Management and Director Stock Option Plan (the "1998 Plan"), which was adopted by the Board of Directors on January 23, 1998, subject to stockholder approval. The number of stock options available for grant under the Company's current stock option plan, the 1996 Management and Director Stock Option Plan, is down to 67,605, as of January 31, 1998. Accordingly, the stockholders are being asked to approve the 1998 Management and Director Stock Option Plan in order to permit the Company to achieve its compensation objectives.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE 1998
                   MANAGEMENT AND DIRECTOR STOCK OPTION PLAN.

1998 MANAGEMENT AND DIRECTOR STOCK OPTION PLAN

     The 1998 Plan is intended to encourage ownership of the Company's Common Stock by directors, executives, officers, and other key employees of the Company and its subsidiaries, to induce qualified personnel to enter and remain in the employ of the Company or its subsidiaries and to provide additional incentive for optionees to promote the success of its business. Set forth below is a summary of the 1998 Plan's principal terms. Such summary does not purport to be a complete statement of the 1998 Plan's terms. A copy of the entire 1998 Plan may be obtained from the Secretary of the Company.

1998 PLAN ADMINISTRATION AND AMENDMENTS

     The 1998 Plan is administered by the Board of Directors or by the Compensation Committee (the "Committee") consisting of two or more members of the Board of Directors appointed by the Board. The current members of the Committee are: Thomas R. Shepherd, Chairman and David Lucas. The Company may terminate the 1998 Plan at any time or make such modifications or amendments as it deems advisable, provided that without the approval of the holders of at least a majority of the voting stock of the Company present in person or by proxy at a duly held stockholders meeting, the Company may not increase the maximum number of shares for which options may be granted, or change the designation of the class of persons eligible to receive options under the 1998 Plan or change the criteria for the vesting of options. Further, termination, modification or amendment of the 1998 Plan shall not, without the consent of the optionee, affect such optionee's rights under an option granted to him or her.

     Unless sooner terminated, the 1998 Plan shall terminate on January 23, 2008, ten (10) years from the date upon which it was adopted by the Board of Directors.

ELIGIBILITY TO PARTICIPATE

     The individuals who are eligible to receive options under the 1998 Plan are directors, executives, officers, and other key employees of the Company or any subsidiary.

     Options granted to eligible individuals may be either non-qualified options, or, if to employees, incentive stock options within the meaning of
Section 422 of the Internal Revenue Code (the "Code").

     The Board or the Committee determines the persons to whom options shall be granted, the number of shares to be covered by such options and the terms and vesting schedule for such options, all in conformity with the provisions of the 1998 Plan. In determining the eligibility of an individual to be granted an option and the number of shares to be subject to purchase under such option, the Board or the Committee takes into account the position and responsibilities of the individual being considered, his or her present and potential contributions to the success of the Company or its subsidiaries and such other factors as the Board or the Committee deems relevant.

SHARES SUBJECT TO THE 1998 PLAN

     A total of 2,500,000 shares of Common Stock of the Company has been reserved for issuance under the 1998 Plan, subject to adjustment in the event of stock dividends, stock splits, mergers, consolidations or other recapitalizations or reorganizations of the Company. If any unexercised options granted under the 1998 Plan lapse or terminate for any reason, the shares covered thereby may again be optioned thereunder. Of the total shares reserved for issuance under the 1998 Plan, 1,000,000 shares are initially available for grant thereunder, and 1,500,000 shares will become available for a grant if the market price per share of the Company's Common Stock reaches the following levels on or prior to January 23, 2004:

                    ADDITIONAL SHARES
MARKET PRICE        BECOMING AVAILABLE
 PER SHARE              FOR GRANT
 ---------              ---------
   $41.55                     500,000
   $49.86                     500,000
   $59.83                     500,000
                     ----------------
                      Total 1,500,000

     As of May 20, 1998, options to purchase a total of 1,000,000 shares had been granted, subject to stockholder approval, under the 1998 Plan at an exercise price of $34.625 per share, which was the fair market value at the time of grant. The Company will recognize compensation expense for financial reporting purposes in the second quarter of the current fiscal year in the amount, if any, by which the fair market value per share of the Company's Common Stock on the date of stockholder approval of the 1998 Plan exceeds the exercise price per share of the options granted on January 23, 1998. The maximum number of shares of Common Stock with respect to which an option or options may be granted to any employee in any one taxable year of the Company shall not exceed 150,000 shares of Common Stock, taking into account shares which were the subject of options granted during such taxable year and subsequently terminated or repriced. On May 6, 1998, the closing trading price of the Company's Common Stock on the NASDAQ Stock Market was $34.25 per share.

TERMS AND PROVISIONS OF OPTIONS

     Of the 1,000,000 shares initially available for the grant of options under the 1998 Plan, 500,000 shares were granted at $34.625 per share, which was the fair market value of the Company's Common Stock at the time of grant. Such options shall vest on a daily basis over the four (4) years commencing on the date of grant.

     The remaining 500,000 shares initially available for grant under the 1998 Plan were granted at $34.625 per share, which was the fair market value of the Company's Common Stock at the time of grant. Such options shall vest at the rate of 25% per year over the four year period commencing on the date of grant, provided that the market price per share of the Company's Common Stock achieves specified levels of appreciation during a six (6) year period following the date of grant. Under the 1998 Plan, such appreciation must equal or exceed 20% in each of the four (4) years commencing with the date of grant of each option. Notwithstanding any such appreciation, except as set forth below, no more than 25% of the shares available for issuance under an option can vest in any one year. If in a given year the market price per share of the Company's Common Stock fails to achieve the specified level, the shares which fail to vest in that year may vest in a subsequent year within the six year period commencing on the date of grant, assuming that the market price per share of the Company's Common Stock achieves in such subsequent years the level which was not met in previous years.

     Options with respect to the additional 1,500,000 shares which may become available for grant if the stock appreciation levels specified above under "Shares Subject to the 1998 Plan" are met, will be granted at an exercise price equal to the price per share which was required in order to make such shares available for grant under the 1998 Plan. Options for the purchase of 50% of the shares which become so available for grant will vest on a daily basis over the four year period commencing on the date of grant, with the remaining 50% to vest in 25% increments over the four year period commencing on the date of grant if the market price per share if the Company's Common Stock appreciates at the rate of 20% or more in each year of such four year period. In the event that the required level of stock appreciation is not met in a given year, the shares which fail to vest in that year may vest in a subsequent year if the level of stock appreciation which was not met is achieved within the six year period from the date of grant.

     Notwithstanding the foregoing, if an option whose vesting is dependent upon the achievement of specified levels of stock price appreciation has not been fully vested by the close of the six year period commencing on the date of grant, such option shall be exercisable for a thirty day period commencing with the close of such six year period and thereafter shall terminate to the extent not exercised.

     The duration of any option granted under the 1998 Plan shall be set forth in the Stock Option Agreement (the "Agreement"); provided, however, that no option granted under the 1998 Plan shall have a term in excess of ten (10) years from the date of grant. Further, no incentive stock option shall be granted to any employee who owns, immediately prior to the grant of an option, stock representing more than 10% of the voting power or more than 10% of the value of all classes of stock of the Company or a parent or a subsidiary, unless the purchase price for the stock under such option shall be at least 110% of its fair market value at the time such option is granted and the option, by its terms, shall not be exercisable more than five years from the date it is granted. Options are also subject to earlier termination as provided below.

     Options shall be exercised in full or in part (however no partial exercise may be made for less than ten (10) full shares) by giving written notice to the Company, signed by the option holder or person exercising the option, stating the number of shares in which the option is being exercised, accompanied by payment of the exercise price in the form of cash or a check payable to the order of the Company in an amount equal to the exercise price of such options or (if permitted under the Agreement and the 1998 Plan) shares of Common Stock of the Company which have a fair market value equal in amount to the exercise price of such options. The Company may not make loans to optionees to permit them to exercise options.

     An option granted to any employee who ceases to be an employee of the Company or one of its subsidiaries shall terminate (i) on the later of the last day of the third month after the date such optionee ceases to be such employee, or the third business day after the 1998 Plan is approved by the stockholders; or (ii) on the date on which the option expires by its terms, whichever occurs first. If such termination of employment is as a result of termination for cause, such option will terminate on the date the optionee ceases to be such employee. If such termination of employment is because the optionee has become permanently disabled, such option shall terminate on the last day of the twelfth month from the date such optionee ceases to be an employee of the Company or one of its subsidiaries, or on the date on which the option expires by its terms, whichever occurs first.

     An option granted to an optionee who ceases to be an employee of the Company or one of its subsidiaries shall be exercisable only to the extent that the right to purchase shares under such option has accrued and is in effect on the date such optionee ceases to be such employee.

     An option granted to a director shall terminate on the last day of the third month after such director ceases to serve and shall be exercisable only to the extent that the right to purchase shares under such option shall have accrued and is in effect on the date such director ceases to serve; provided however, that an option granted to a director who does not stand for reelection to the Board of Directors upon the expiration of such director's term of office shall be exercisable as to the full amount of the shares covered by such option, notwithstanding the provisions of such option concerning vesting.

     In the event of the death of any optionee (whether employee or director), any option granted to such optionee shall terminate on the last day of the twelfth month from the date of death, or on the date on which the option expires by its terms, whichever occurs first.

     Except as provided in the Agreement, the right of an optionee to exercise any options shall not be assignable or transferable by such optionee other than by will or the laws of descent and distribution, and any such option shall be exercisable during the lifetime of such optionee only by him or her. Any option granted under the 1998 Plan shall be null and void and without effect upon the bankruptcy of the optionee, or upon any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or a similar process, whether legal or equitable, upon such option.

RECAPITALIZATION; REORGANIZATION; AND CHANGE IN CONTROL EFFECTS OF THE 1998 PLAN

     The 1998 Plan provides that the number and kind of shares as to which options may be granted thereunder and as to which outstanding options then unexercised shall be exercisable shall be adjusted to prevent dilution in the event of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, a combination of shares or dividends payable in capital stock. In addition, unless otherwise determined by the Board or the Committee in its sole discretion, in the case of any sale or conveyance to another entity of all or substantially all of the property and assets of the Company or a change of control as defined in the 1998 Plan, the purchaser of the Company's assets or stock may deliver to the optionee the same kind of consideration that is delivered to the stockholders of the Company as a result of such sale, conveyance or change in control or the Board or the Committee may cancel all outstanding options in exchange for consideration in cash or in kind which consideration shall be equal in value to the value of those shares of stock or other securities the optionee would have received had the option been exercised (to the extent then exercisable) and no disposition of the shares acquired upon such exercise has been made prior to such sale, conveyance or change in control, less the option price therefore.

     The Board or the Committee shall also have the right to accelerate the exercisability of any options, notwithstanding any limitations in the 1998 Plan and or in the Agreement upon such sale, conveyance or change in control. Change in control is defined in the 1998 Plan as having occurred if any person, or any two or more persons acting as a group, and all affiliates of such person or persons, shall acquire shares of the Company's then outstanding Common Stock in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own 20% or more of the Company's Common Stock outstanding.

     Upon dissolution or liquidation of the Company, all options granted under the 1998 Plan shall terminate, and each optionee (if at such time in the employ of or a director of the Company or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise such option to the extent then exercisable.

TAX EFFECTS OF PARTICIPATION IN THE 1998 PLAN

     Options granted under the 1998 Plan are intended to be either incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options.

     Incentive Stock Options. Except as provided below with respect to the alternative minimum tax, the optionee will not recognize taxable income upon the grant or exercise of an incentive stock option. In addition, if the optionee holds the shares received pursuant to the exercise of the option for more than one year after the date of transfer of the shares and more than two years after the option is granted, the optionee will recognize long-term capital gain or loss upon the disposition of the stock measured by the difference between the option exercise price and the amount received for such shares upon disposition. A maximum rate of 20% applies to long-term capital gain if the shares are held more than eighteen months after the date of transfer.

     In the event that the optionee disposes of the stock prior to the expiration of the required holding periods (a "disqualifying disposition"), the optionee generally will realize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale of the stock. The basis in the stock acquired upon exercise of the option will equal the amount of income recognized by the optionee plus the option exercise price. Upon eventual disposition of the stock, the optionee will recognize long-term or short-term capital gain or loss, depending on the holding period of the stock and the difference between the amount realized by the optionee upon disposition of the stock and the optionee's basis in the stock.

     For alternative minimum tax purposes, the excess of the fair market value of stock on the date of the exercise of the incentive stock option over the exercise price of the option is included in alternative minimum taxable income for alternative minimum tax purposes. If the alternative minimum tax does apply to the optionee, an alternative minimum tax credit may reduce the regular tax in future years, including upon eventual disposition of the stock.

     The Company will not be allowed an income tax deduction upon the grant or exercise of an incentive stock option. Upon a disqualifying disposition of shares by the optionee acquired upon exercise of the incentive stock option, the Company will be allowed a deduction in an amount equal to the ordinary income recognized by the optionee.

     Under proposed regulations issued by the Internal Revenue Service, the exercise of an option with previously acquired stock of the Company will be treated as, in effect, two separate transactions. Pursuant to Section 1036 of the Code, the first transaction will be a tax-free exchange of the previously acquired shares for the same number of new shares. The new shares will retain the basis and, except, as provided below, the holding periods of the previously acquired shares. The second transaction will be the issuance of additional new shares having a value equal to the difference between the aggregate fair market value of all of the new shares being acquired and the aggregate option exercise price for those shares. Because the exercise of an incentive stock option does not result in the recognition by the optionee of income, this issuance will also be tax-free (unless the alternative minimum tax applies, as described above). The optionee's basis in these additional shares will be zero and the optionee's holding period for these shares will commence on the date on which the shares are transferred. For purposes of the one and two-year holding period requirements which must be met for favorable incentive stock option tax treatment to apply, the holding periods of previously acquired shares are disregarded.

     Non-Qualified Stock Options. As in the case of incentive stock options, no income is recognized by the optionee on the grant of a non-qualified stock option. On the exercise by an optionee of a non-qualified option, generally the excess of the fair market value of the stock when the option is exercised over its cost to the optionee will be (a) taxable to the optionee as ordinary income and (b) generally deductible for income tax purposes by the Company.

     The Internal Revenue Service will treat the exercise of a non-qualified stock option with already owned stock of the Company as two transactions. First, there will be a tax-free exchange of the old shares for a like number of shares under Section 1036 of the Code, with such exchanged shares retaining the basis and holding periods of the old shares. Second, there will be an issuance of additional new shares having a value equal to the difference between the fair market value of all new shares being acquired (including the exchanged shares and the additional new shares) and the aggregate option price for those shares. The employee will recognize ordinary income under Section 83 of the Code, in an amount equal to the fair market value of the additional new shares (i.e. the spread on the option). The additional new shares will have a basis equal to the fair market value of the additional new shares.

     Accordingly, upon a subsequent disposition of stock acquired upon the exercise of a non-qualified stock option, the optionee will recognize short-term or long-term capital gain or loss depending upon the holding period of the stock equal to the difference between the amount realized upon disposition of the stock by the optionee and the optionee's basis in the stock.

     For all options, different tax rules may apply if the optionee is subject to Section 16 of the Securities Exchange Act of 1934.

                             NEW 1998 PLAN BENEFITS

     It is not possible to state the persons who will receive options under the Company's 1998 Stock Option Plan in the future, nor the amount of options which will be granted thereunder. The following table provides information with respect to options granted since the beginning of the Company's last fiscal year through May 20, 1998 under the 1998 Plan. All such grants are subject to stockholder approval of the 1998 Plan.

                                                                 1998 STOCK OPTION PLAN
                                                                 ----------------------
                                                               DOLLAR        NUMBER OF
NAME AND POSITION                                             VALUE(1)      UNITS (2)(3)
-----------------                                             --------      ------------
William E. Watts, President and CEO                              --           150,000
Jerry D. Horn, Chairman                                          --            50,000
Louis Mancini, Senior Vice President of GNC                      --            75,000
Edwin J. Kozlowski, Senior Vice President and Chief
  Financial Officer                                              --            75,000
Gregory T. Horn, Chief Marketing Officer                         --            75,000
Executive Officers as a Group                                    --           565,000
Directors as a Group (excluding Executive Officers)              --            40,000
Employees as a Group (excluding Executive Officers)              --           395,000

---------

(1) The dollar value of the options is equal to the difference between the exercise price of the options granted and the fair market value of the Company's Common Stock at the date of exercise.

(2) The exercise price per share is $34.625 per share, the closing market price of the Company's Common Stock on the day prior to the date of grant.

(3) The option granted to Mr. Watts vests as to 75,000 shares in equal daily increments over four years and vests as to the remaining shares depending upon the achievement of performance objectives relating to appreciation of the market price of the Company's Common Stock over six years. The same vesting hurdles apply to the options granted to the directors, other executive officers and employees. The options have a ten year term; but the options which vest on the basis of performance objectives become fully vested for a 30 day period following the close of the sixth fiscal year after the date of grant, if the performance objectives have not been met.

                                 PROPOSAL NO. 3

                       RATIFICATION OF THE APPOINTMENT OF
                              INDEPENDENT AUDITORS

     The firm of Deloitte & Touche LLP and predecessor firms have served continuously since 1964 as independent auditors of the Company and has been appointed by the Board of Directors as the Company's independent auditors to audit the financial statements of the Company for the fiscal year ending February 6, 1999. Although the appointment of independent auditors is not required to be approved by the stockholders, the Board of Directors believes stockholders should participate in making the appointment by voting on the subject. If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the selection of auditors will be reconsidered by the Board of Directors. Representatives of that firm will be present at the Annual Meeting, where they will be available to respond to appropriate questions and will also have the opportunity to make a statement if they so desire.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

                    STOCKHOLDER PROPOSALS AND OTHER MATTERS

     The Company's next Annual Meeting will be held on June 24, 1999. An eligible stockholder who desires to have a qualified proposal considered for inclusion in the proxy statement for that meeting must notify the Secretary of the terms and content of the proposal no later than January 20, 1999.

     The Company's By-Laws outline procedures, including minimum notice provisions, for stockholder nomination of directors and other stockholder business to be brought before stockholders at the Annual Meeting. A copy of the pertinent By-Laws provisions is available on request to James M. Sander, Secretary, General Nutrition Companies, Inc., 300 Sixth Avenue, Pittsburgh, Pennsylvania 15222.

                   SOLICITATION AND EXPENSES OF SOLICITATION

     The enclosed proxy is solicited by the Board of Directors of the Company. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally or by telephone or telegram by officers or employees of the Company. The Company does not expect to pay any compensation for the solicitation of proxies, but under arrangements made with brokers, custodians, nominees and fiduciaries to send proxy material to the beneficial owners of shares held by them, the Company may reimburse them for their expenses in so doing.

                          ANNUAL REPORT AND FORM 10-K

     The Annual Report on Form 10-K of the Company for the fiscal year ended January 31, 1998, was mailed to the stockholders together with this Proxy Statement.

     Upon written request by any shareholder entitled to vote at the 1998 Annual Meeting, the Company will furnish that person without charge a copy of the Annual Report on Form 10-K for the fiscal year ended January 31, 1998, which it filed with the Securities and Exchange Commission, including financial statements and schedules. If the person requesting the report was not a shareholder of record on May 6, 1998, the request must contain a good faith representation that the person making the request was a beneficial owner of Company Common Stock at the close of business on that date. Requests should be addressed to James M. Sander, Secretary, General Nutrition Companies, Inc., 300 Sixth Avenue, Pittsburgh, Pennsylvania 15222.

     The foregoing notice and proxy statement are sent by order of the Board of Directors.

                                          /s/ JAMES M. SANDER
                                          JAMES M. SANDER
                                          Vice President -- Law,
                                          Chief Legal Officer and Secretary

May 20, 1998

1. ELECTION OF TWO CLASS I DIRECTORS to the Board of Directors, each for a three-year term expiring in 2001.

   FOR all nominees listed below (except as marked to the contrary)  [ ]

          WITHHOLD AUTHORITY to vote
        for all nominees listed below.               *EXCEPTIONS

                    [ ]                                   [ ]

Nominees: David Lucas and W. Harrison Wellford
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions
           ---------------------------------------------------------------------

2. To consider and vote upon a proposal to approve the Company's 1998 Management and Director Stock Option Plan.

                 FOR [ ]        AGAINST [ ]          ABSTAIN [ ]

3. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending February 6, 1999.

                 FOR [ ]        AGAINST [ ]          ABSTAIN [ ]

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.


                             Change of Address and
                             or Comments Mark Here


When signing as attorney, executor, administrator, trustee, guardian, custodian, or the like, give title as such. If the signer is a corporation sign in the corporate name by a duly authorized officer.

Dated:
      ----------------------------------


----------------------------------------
               Signature

----------------------------------------
               Signature

         VOTED MUST BE INDICATED (X) IN BLACK OR BLUE INK.      X


  PLEASE RETURN PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF
                              MAILED IN THE U.S.A.


REVOCABLE PROXY
                       GENERAL NUTRITION COMPANIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned holder of General Nutrition Companies, Inc. Common Stock hereby constitutes and appoints Robert V. Dunn, Edwin J. Kozlowski and Louis Mancini, or any of them with full power of substitution, as attorneys and proxies for the undersigned to appear and vote all of the shares of Common Stock of General Nutrition Companies, Inc. (the "Company") standing on the books of the Company in the name of the undersigned at the 1998 Annual Meeting of Stockholders of the Company to be held in the Urban Room at the Westin William Penn Hotel, 530 William Penn Place, Pittsburgh, Pennsylvania on June 25, 1998 at 10:00 a.m. Eastern Daylight Time, and at any adjournments of said Annual Meeting. A majority of said attorneys and proxies as shall be present and voting (or if only one shall be present and voting, then that one) in person or by substitutes or substitutes at said meeting or any adjournment thereof, shall have and may exercise all of the powers of such said attorneys and proxies hereunder. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement dated May 20, 1998 and instructs its attorneys and proxies to vote as set forth on the Proxy, the undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

     The shares represented by this
Proxy will be voted as specified. IF NO
CHOICE IS SPECIFIED, THE PROXY WILL BE
VOTED IN FAVOR OF THE SPECIFIED NOMINEES
IN PROPOSAL 1. FOR PROPOSALS 2 AND 3,
AND IN THE DISCRETION OF THE PROXIES AS      GENERAL NUTRITION COMPANIES, INC.
TO OTHER MATTERS. HOWEVER, THIS PROXY        P.O. BOX 11449
CARD MUST BE PROPERLY COMPLETED, SIGNED,     NEW YORK, N.Y. 10203-0449
DATED AND RETURNED TO THE COMPANY IN
ORDER TO HAVE YOUR SHARES VOTED. IF YOU
DO NOT RETURN THIS CARD, YOUR SHARES
WILL NOT BE REPRESENTED UNLESS YOU
ATTEND THE MEETING AND VOTE IN PERSON.

REVOCABLE PROXY

                       GENERAL NUTRITION COMPANIES, INC.

          This Proxy is Solicited on Behalf of the Board of Directors

                 Of General Nutrition Companies, Inc., Trustee

     As a participant in the General Nutrition Companies, Inc. 1993 Employee Stock Purchase Plan (the "Stock Purchase Plan"), I hereby instruct you to vote the shares of Common Stock, par value $.01 per share ("Common Stock"), of General Nutrition Companies, Inc. (the "Company") allocated to my Stock Purchase Plan account at the 1998 Annual Meeting of Stockholders of the Company to be held in the Urban Room at the Westin William Penn Hotel, 530 William Penn Place, Pittsburgh, Pennsylvania on June 25, 1998 at 10:00 a.m. Eastern Daylight Time, and at any adjournments of said Annual Meeting, (a) in accordance with the following direction and (b) to grant a proxy to the proxies nominated by the Company's Board of Directors authorizing them to vote in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement dated May 20, 1998 and instructs its attorneys and proxies to vote as set forth on this Proxy. The undersigned plan participant may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.


1.   ELECTION OF TWO CLASS I DIRECTORS to the Board of Directors, each for a three-year term expiring in 2001.

     [ ] FOR all nominees listed below                        [ ] WITHHOLD AUTHORITY to vote for all nominees listed below
     (except as marked to the contrary)

                                       David Lucas and W. Harrison Wellford


  (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the following space provided below.)


        2.   To consider and vote upon a proposal to approve the Company's 1998 Management and Director Stock Option Plan.

                                                [ ] FOR   [ ] AGAINST   [ ] ABSTAIN


             (Continued and to be signed and dated on reverse side)





       3.   To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending
            February 6, 1999.

                                                                     [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

       4.   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the
            Meeting.


     The shares represented by this Proxy will be voted as specified. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED IN FAVOR OF THE SPECIFIED NOMINEES IN PROPOSAL NO. 1, FOR PROPOSALS NO. 2 AND 3, AND IN THE DISCRETION OF THE PROXIES AS TO OTHER MATTERS. HOWEVER, THIS PROXY CARD MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RETURNED TO THE COMPANY IN ORDER TO HAVE YOUR SHARES VOTED. IF YOU DO NOT RETURN THIS CARD, YOUR SHARES WILL NOT BE REPRESENTED UNLESS YOU ATTEND THE MEETING AND VOTE IN PERSON.

When signing as attorney, executor, administrator,         Dated ........................................................., 1998
trustee, guardian, custodian, or the like, give title
as such, if the signer is a corporation, sign in the       Signature ...........................................................
corporate name by a duly authorized officer.
                                                           Signature ...........................................................
                                                                                       (if held jointly)
